AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  This AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of as February 15, 2001 and made effective as of December 31, 2000, among LaSalle Bank National Association, a national banking association ("LaSalle"), Harris Trust and Savings Bank ("Harris," together with LaSalle, the "Lenders"), LaSalle, in its separate capacity as agent for the Lenders under the Loan Agreement (as hereinafter defined) ("Agent") and Westell Technologies, Inc., a Delaware corporation ("WTI"), Westell, Inc., a Delaware corporation ("Inc."), Westell International, Inc., a Delaware corporation ("WII"), Conference Plus, Inc., an Illinois corporation ("CPI"), and Teltrend, Inc., an Illinois corporation ("Teltrend," together with WTI, Inc., WII and CPI, the "Borrowers").

                                   BACKGROUND
                                   ----------

                  A. Lenders, Agent and Borrowers are party to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000 (the "Loan Agreement"), pursuant to which Agent, with and on behalf of the Lenders, have made loans and advances to Borrowers, and as security therefor, Borrowers have granted to Agent a lien on Borrowers' real, personal and intellectual property.

                  B. Borrowers have informed Agent that they were in violation of their Interest Coverage Ratio and EBITDA covenants under the Loan Agreement as of December 31, 2000 and have requested that Agent and Lenders waive such violations and any events of default created thereby.

                  C. Borrowers have also requested that Agent and Lenders modify certain financial covenants under the Agreement.

                  D. Agent and Lenders are willing to modify such covenants and grant such waiver provided that Borrowers enter into this Amendment and upon the terms and conditions set forth herein.

                  E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1         AMENDMENTS TO LOAN AGREEMENT
                  ----------------------------

                  1.1 Section 2.12 of the Loan Agreement is hereby amended by deleting from the sixth and seventh lines thereof the following: "Upon the occurrence of an Event of Default,".

                  1.2 Section 2.27(b) of the Loan Agreement is hereby amended by inserting after "Period" and before the semicolon in the third line thereof the following: ", or, at the option of Agent, on the first day of the reporting period following the reporting period under review".

                  1.3 Section 2.27(c) of the Loan Agreement is hereby amended by inserting after "Section 10.3" and before the period in the last line thereof the following: ", or, at the option of Agent, on the first day of the reporting period following the reporting period under review".

                  1.4 Section 8.17 of the Loan Agreement is hereby amended by deleting the number "$27,000,000" in the second line thereof and inserting in its place the number "$23,000,000".

                  1.5 The Loan Agreement is hereby amended by adding a new
Section 9.19 as follows:

                  "9.19. Inventory Appraisals. Borrowers shall complete an initial appraisal of their Inventory conducted by an inventory specialist selected by Agent's Business Credit Group. Borrowers shall thereafter appraise their Inventory using the same or any other appraisal specialist selected by Agent upon request by Agent. Borrowers shall bear the cost of all Inventory appraisals."

                  1.6 Section 10.1 of the Loan Agreement is hereby amended by deleting the text of Section 10.1 in its entirety and inserting in its place the following:

                  "10.1 Borrowing Base Certificate; Aging Reports.

                  (a) Monthly Reports. As soon as practicable and in any event within fifteen (15) days following the end of each month, Borrowers shall provide Agent with (i) an Aging Report and (ii) an Inventory Report.

                  (b) Borrowing Requests. Accompanying any request for a Revolving Loan pursuant to Section 2.1 hereof or any request for a Letter of Credit pursuant to Section 2.7 hereof, Borrowers shall provide Agent with a Borrowing Base Certificate in the form of Exhibit A hereto."

                  1.7 The Loan Agreement is hereby amended by deleting Section
10.2 in its entirety and inserting in its place the following:

                  "10.2 Compliance Certificate. As soon as practicable and in any event within fifteen (15) days following the last day of each month, Borrowers shall provide Agent with a certificate reflecting Borrowers' compliance with the financial covenants set forth in Section 11 of this Agreement. Such certificate shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning financial covenant calculations included, described or referred to in such certificate and any other documents in connection therewith requested by Agent."

                  1.8 The Loan Agreement is hereby amended by deleting Section 10.3(a) in its entirety and inserting in its place the following:

                           "(a) Monthly Financial Statements. As soon as practicable and in any event within fifteen (15) days following the last day of each month, Borrowers shall provide Agent and the Lenders:
         (i) statements of income and statements of cash flow of Borrowers for each such month and for the period from the beginning of the then current Fiscal Year of Borrowers to the end of such month; (ii) balance sheets of Borrowers as of the end of such month; and (iii) with respect to such statements of income and balance sheets, prepared on a consolidated basis, setting forth in comparative form, figures for the corresponding periods in the preceding Fiscal Year of Borrowers, all in reasonable detail and certified by the Chief Financial Officer of Westell Technologies, Inc. that such statements fairly present the financial condition of Borrowers in accordance with Generally Accepted Accounting Principles, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Borrowers' compliance with the covenants set forth in this Agreement."

                  1.9 Section 11.2 of the Loan Agreement is hereby amended by:

                  (a) deleting the text from and including the word "Borrowers" to and including "2000," in the third line thereof, and inserting in its place the following:

                  "Borrowers shall have (i) a minimum Fiscal Year-to-date EBITDA of not less then negative $2,250,000 on February 28, 2001 and of not less than negative $2,775,000 on March 31, 2001,"

                  ; and

                  (b) deleting the date "March 31, 2001" from the first line of the "Date" column and deleting the number "$17,000,000" from the first line of the "EBITDA" column.

                  1.10 Annex A to the Loan Agreement is hereby deleted in its entirety, and the Annex A in the form of Exhibit A hereto is inserted in substitution therefor. The parties agree that the Annex A attached hereto as Exhibit A shall be effective as of December 31, 2000, and interest due under the Loan Agreement shall be calculated at Level I from December 31, 2000 until the next adjustment as provided in the Loan Agreement.


SECTION 2         REPRESENTATIONS AND WARRANTIES
                  ------------------------------

                  To induce Agent and Lenders to amend the Loan Agreement and grant the waiver set forth herein, Borrowers represent and warrant to Agent and Lenders that:

                  2.1 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in the Loan Agreement (as modified by this Amendment), are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.2 Corporate Authority of Borrowers. Borrowers have full power and authority to enter into this Amendment, and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

                  2.3 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrowers, fully enforceable against Borrowers, in accordance with its terms.

                  2.4 No Conflicting Agreements. The execution and performance by the Borrowers of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or Bylaws of Borrowers, (ii) violate any indenture, contract, agreement or other instrument to which Borrowers are a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers.

SECTION 3  CONDITIONS PRECEDENT.
           --------------------

                  The agreement by Agent and Lenders to amend the Loan Agreement and grant the waiver is subject to the following conditions precedent:

                  3.1 Reaffirmation of Stock Pledge Agreement. Execution and delivery by WTI of a reaffirmation of that certain Stock Pledge Agreement dated as of August 31, 2000, between WTI and Agent in the form of Exhibit B hereto.

                  3.2 Corporate Authority. Borrowers shall have provided to Agent certified copies of the unanimous written consent of their Boards of Directors in a form reasonably acceptable to Agent and Lenders authorizing the execution, delivery and performance by the Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.

                  3.3 Fee. Borrowers shall have paid to Agent a fee in the amount of $112,500, which shall be divided by Agent pro rata among the Lenders.


SECTION 4         WAIVER.
                  ------

                  Bank hereby waives Borrowers' failure to be in compliance with the following covenants as of December 31, 2000, and any Events of Default created thereby, solely as of December 31, 2000:

         (i)      Interest Coverage Ratio and

         (ii)     EBITDA.

                  In consideration for this waiver, Borrowers agree that after the date hereof, one or more of the Borrowers shall issue and sell capital stock for a minimum aggregate consideration of $25 million in cash net to Company (the "Additional Funds") by April 15, 2001, all of which Additional Funds shall be deposited into Borrowers Loan Account in accordance with Section 3.5(ii) of the Loan Agreement. Failure to raise the Additional Funds by April 15, 2001 shall constitute an Event of Default under the Loan Agreement. The Additional Funds paid into the Borrowers Loan Account pursuant hereto shall not reduce the amount or calculation of Revolving Loans available to Borrowers, and Borrowers may continue to request Revolving Loans, pursuant to the Loan Agreement, as amended hereby. This shall be a limited waiver and shall not constitute a waiver of any subsequent violations of the Loan Agreement, whether of a different or like nature, nor shall it constitute a course of conduct or dealing.


SECTION 5         REAFFIRMATION
                  -------------

                  WTI, Inc., CPI and Teltrend (together, the "Pledgors") are each party to both (i) a Security Agreement and Mortgage - Trademarks and Patents and (ii) a Security Interest Agreement - Patents, each dated as of August 31, 2000 (the "Security Agreements") pursuant to which Pledgors granted to Agent a lien on and security interest in certain of Pledgors patents and trademarks as described therein. Pledgors hereby expressly reaffirm and assume all of their obligations and liabilities as set forth in the Security Agreements, agree that the obligations secured thereby shall include all obligations of Borrowers to Agent under the Loan Agreement, as amended from time to time, including this Amendment, and agree to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, and covenants contained in the Security Agreements, insofar as such obligations and liabilities may be modified by this Amendment.


SECTION 6  GENERAL PROVISIONS.
           ------------------

                  6.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrowers ratify, confirm and affirm without condition, all liens and security interests granted to Agent pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Agent, including but not limited to, all loans made by Agent to the Borrowers under the Loan Agreement as amended by this Amendment.

                  6.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrowers under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  6.3 This Amendment may be executed in any number of counterparts.

                  6.4 Borrowers hereby agree to pay all out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Agent's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  6.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Borrowers, Agent and Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

         "BORROWERS"              WESTELL TECHNOLOGIES, INC.


                                  By:      _____________________________________
                                  Title:   _____________________________________

                                  WESTELL, INC.


                                  By:      _____________________________________
                                  Title:   _____________________________________

                                  WESTELL INTERNATIONAL, INC.


                                  By:      _____________________________________
                                  Title:   _____________________________________

                                  CONFERENCE PLUS, INC.


                                  By:      _____________________________________
                                  Title:   _____________________________________

                                  TELTREND, INC.


                                  By:      _____________________________________
                                  Title:   _____________________________________

                                  Address: 750 North Commons Drive
                                           Aurora, Illinois 60504

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 a national banking association, as Agent

                                 By:      ____________________________________
                                 Title:   ____________________________________

                                 Address: 135 S. LaSalle Street
                                          Chicago, Illinois 60603
                                          Attn:    Stephanie Patterson


                                 LASALLE BANK NATIONAL ASSOCIATION

                                 By:      ____________________________________
                                 Title:   ____________________________________

                                 Address: 135 South LaSalle Street
                                          Chicago, Illinois 60603
                                          Attn:    Stephanie Patterson


                                 HARRIS TRUST AND SAVINGS BANK

                                 By:      ____________________________________
                                 Title:   ____________________________________

                                 Address: 111 West Monroe Street
                                          Chicago, Illinois 60690
                                          Attn:    M. James Barry, III

Exhibit A to Amendment to Amended and Restated Loan Agreement
-------------------------------------------------------------

                                     ANNEX A
                                     -------

                                Applicable Margin

                             Interest Coverage Ratio


------------------------- -------------- --------------- ----------------- ---------------- -----------------
                             LEVEL I        LEVEL II        LEVEL III         LEVEL IV          LEVEL V
                             -------        --------        ---------         --------          -------
------------------------- -------------- --------------- ----------------- ---------------- -----------------
                              < 2.0         2.0 < 3.0        3.0 < 4.0         4.0 < 5.0           5.0
------------------------- -------------- --------------- ----------------- ---------------- -----------------
LIBOR Margin                  3.00%          2.50%            2.25%             2.00%            1.75%
------------------------- -------------- --------------- ----------------- ---------------- -----------------
Reference Rate Margin         1.00%          0.50%            0.25%              0%                0%
------------------------- -------------- --------------- ----------------- ---------------- -----------------
Unused Fee                    0.50%          0.375%           0.375%            0.25%            0.25%
------------------------- -------------- --------------- ----------------- ---------------- -----------------
Standby L/C Fee Rate          3.00%          2.50%            2.25%             2.00%            1.75%
------------------------- -------------- --------------- ----------------- ---------------- -----------------
Trade L/C Fee Rate            1.50%          1.25%            1.125%            1.00%            0.875%
------------------------- -------------- --------------- ----------------- ---------------- -----------------


Exhibit B to Amendment to Amended and Restated Loan Agreement
-------------------------------------------------------------

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT

                  This Reaffirmation of Stock Pledge Agreement dated as of February 15, 2001 (this "Reaffirmation") is entered into between WESTELL TECHNOLOGIES, INC., a Delaware corporation (herein called the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION as agent on behalf of LaSalle Bank National Association and the "Lenders" (as hereinafter defined) (herein called the "Pledgee"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (herein as amended or modified from time to time, the "Loan and Security Agreement") between Pledgee, Lenders, and Pledgor (together with its subsidiaries, Westell, Inc., Westell International, Inc., Conference Plus, Inc. and Teltrend, Inc. collectively referred to hereinafter as "Borrowers"), Pledgor granted Pledgee a security interest in its shares of certain of the Borrowers pursuant to that certain Stock Pledge Agreement dated as of August 31, 2000 (the "Pledge Agreement").

                  B. Borrowers have notified Pledgee of the occurrence of certain Events of Default existing under the Loan and Security Agreement as of December 31, 2000.

                  C. Borrowers desire to enter into an Amendment to the Loan and Security Agreement dated the date hereof (the "Amendment") pursuant to which Pledgee and Lenders will conditionally forbear against exercising remedies available to them as a result of the occurrence of the Events of Default and will amend certain financial covenants under the Loan and Security Agreement.

                  D. Pledgor is financially interested in Borrowers.

                  E. Pledgor desires that Pledgee enter into the Amendment.

                  F. Pledgee is willing to enter into the Amendment only upon the condition that Pledgor execute and deliver this Reaffirmation in favor of Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

                  1 The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2 Pledgor does hereby expressly ratify, confirm and affirm without condition, all liens and security interests granted to the Pledgee pursuant to the Pledge Agreement, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Pledgee and Lenders, including but not limited to, all loans made by Lenders to Borrowers under the Loan and Security Agreement and all amendments thereto.

                  3. This Reaffirmation constitutes the valid and legally binding obligation of Pledgor, fully enforceable against Pledgor, in accordance with its terms.

                  4. This Reaffirmation shall inure to the benefit of Pledgee and Lenders, their successors and assigns, and be binding upon Pledgor, and its successors and assigns.

                  IN WITNESS WHEREOF, the Pledgor has executed this Reaffirmation on the date above set forth.

                                               WESTELL TECHNOLOGIES, INC.

                                               By: ___________________________
                                               Its: ___________________________

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT

                  This Reaffirmation of Stock Pledge Agreement dated as of February 15, 2001 (this "Reaffirmation") is entered into between WESTELL TECHNOLOGIES, INC., a Delaware corporation (herein called the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION as agent on behalf of LaSalle Bank National Association and the "Lenders" (as hereinafter defined) (herein called the "Pledgee"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (herein as amended or modified from time to time, the "Loan and Security Agreement") between Pledgee, Lenders, and Pledgor (together with its subsidiaries, Westell, Inc., Westell International, Inc., Conference Plus, Inc. and Teltrend, Inc. collectively referred to hereinafter as "Borrowers"), Pledgor granted Pledgee a security interest in its shares of certain of the Borrowers pursuant to that certain Stock Pledge Agreement dated as of August 31, 2000 (the "Pledge Agreement").

                  B. Borrowers have notified Pledgee of the occurrence of certain Events of Default existing under the Loan and Security Agreement as of December 31, 2000.

                  C. Borrowers desire to enter into an Amendment to the Loan and Security Agreement dated the date hereof (the "Amendment") pursuant to which Pledgee and Lenders will conditionally forbear against exercising remedies available to them as a result of the occurrence of the Events of Default and will amend certain financial covenants under the Loan and Security Agreement.

                  D. Pledgor is financially interested in Borrowers.

                  E. Pledgor desires that Pledgee enter into the Amendment.

                  F. Pledgee is willing to enter into the Amendment only upon the condition that Pledgor execute and deliver this Reaffirmation in favor of Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

                  1 The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2 Pledgor does hereby expressly ratify, confirm and affirm without condition, all liens and security interests granted to the Pledgee pursuant to the Pledge Agreement, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Pledgee and Lenders, including but not limited to, all loans made by Lenders to Borrowers under the Loan and Security Agreement and all amendments thereto.

                  3. This Reaffirmation constitutes the valid and legally binding obligation of Pledgor, fully enforceable against Pledgor, in accordance with its terms.

                  4. This Reaffirmation shall inure to the benefit of Pledgee and Lenders, their successors and assigns, and be binding upon Pledgor, and its successors and assigns.

                  IN WITNESS WHEREOF, the Pledgor has executed this Reaffirmation on the date above set forth.

                                               WESTELL TECHNOLOGIES, INC.

                                               By: ___________________________
                                               Its: ___________________________



                                      -2-